La Jolla Pharmaceutical Company Announces Third-Quarter 2013 Financial Results and Highlights Recent Corporate Progress

SAN DIEGO, CA - (November 8, 2013) - La Jolla Pharmaceutical Company (OTCBB: LJPC) (the “Company” or “La Jolla”), a leader in the development of therapeutics targeting significant unmet life-threatening diseases, today reported the financial results for the three and nine ended September 30, 2013 and highlighted recent corporate progress.

“Our third quarter included the closing of a $10 million financing led by fundamental institutional investors accompanied by a capital restructuring for La Jolla. This financing gives us cash sufficient to progress three drugs through clinical proof-of-concept over the next eighteen months,” said George Tidmarsh, M.D., Ph.D., La Jolla’s President and Chief Executive Officer. “The La Jolla team is focused on initiation of a Phase 1 trial with LJPC-501, finishing enrollment of our Phase 2 clinical trial of GCS-100 in chronic kidney disease and continuing to build our pipeline.”

Recent Accomplishments

•	FDA acceptance of LJPC-501 IND for hepatorenal syndrome (July 2, 2013)

•	Initiated Phase 2 clinical trial of GCS-100 for the treatment of CKD (July 8, 2013)

•	Granted Orphan Drug Designation by the FDA for LJPC-0712 in NP-C (July 17, 2013)

•	Abstract Accepted for ASN Kidney Week (August 6, 2013)

•	$10 million financing and capital restructuring (September 24,2013)

•	Added two independent board members (October 15, 2013)

•	Additional Patent Allowance for GCS-100 (October 21,2013)

•	Presentation of galectin-3/eGFR data at ASN (November 7, 2013)

Results of Operations

La Jolla’s comprehensive net loss attributable to common stockholders for the third quarter of 2013 was $4.5 million, or $0.11 per share, compared to a comprehensive net loss attributable to common stockholders of $2.4 million, or $0.18 per share, for the third quarter of 2012. The 2012 second quarter comprehensive net loss was highly driven by derivative liabilities due to certain derivative features in the preferred stock. Those derivative features were removed as of December 31, 2012. Comprehensive net loss attributable to common stockholders grew in the third quarter of 2013 primarily due to the impact of the development of La Jolla’s pipeline including the Phase 1 and Phase 2 clinical trials of GCS-100 for CKD and preclinical costs for the development of LJPC-501. Comprehensive net loss attributable to common stockholders for the nine months ended September 30, 2013 was $12.3 million, or $0.43 per share, compared to $4.9 million, or $0.55 per share, for the nine months ended September 30, 2012.

At September 30, 2013, the Company had approximately $10.7 million in cash, as compared to approximately $3.4 million of cash at December 31, 2012. At September 30, 2013, the Company had positive working capital of approximately $10.1 million, compared to negative working capital of approximately $14.9 million at September 30, 2012.

About GCS-100

GCS-100 is a complex polysaccharide derived from pectin that binds to, and blocks the activity of, galectin-3, a type of galectin. Over-expression of galectin-3 has been implicated in a number of human diseases, including chronic organ failure and cancer. This makes modulation of the activity of galectin-3 an attractive target for therapy in these diseases.

About LJPC-501

LJPC-501 is a peptide agonist of the renin-angiotensin system that acts to help the kidneys balance body fluids and electrolytes. Studies have shown that LJPC-501 may improve renal function in patients with HRS.

About La Jolla Pharmaceutical Company

La Jolla Pharmaceutical Company is a biopharmaceutical company focused on the discovery, development and commercialization of innovative therapeutics for chronic organ failure and cancer. GCS-100, the Company's lead product candidate, is a first-in-class inhibitor of galectin-3, a novel molecular target implicated in chronic organ failure and cancer. LJPC-501 is a product candidate for the treatment of hepatorenal syndrome. For more information on the Company please visit http://www.ljpc.com.

(financial tables follow)

LA JOLLA PHARMACEUTICAL COMPANY
Unaudited Condensed Statements of Comprehensive Loss
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Expenses:
Research and development	$948	$474	$2,303	$844
General and administrative	3,225	2,974	9,238	6,485
Total expenses	4,173	3,448	11,541	7,329
Loss from operations	(4,173)	(3,448)	(11,541)	(7,329)
Other income (expense):
Adjustments to fair value of derivative liabilities	—	1,227	—	2,696
Other income (expense), net	1	(1)	3	1
Net loss	(4,172)	(2,222)	(11,538)	(4,632)
Preferred stock dividends	(337)	(205)	(801)	(281)
Net loss attributable to common stockholders	$(4,509)	$(2,427)	$(12,339)	$(4,913)
Net loss per share basic and diluted	$(0.11)	$(0.18)	$(0.43)	$(0.55)
Shares used in computing basic and diluted net loss per share	41,374	13,253	28,891	8,995

LA JOLLA PHARMACEUTICAL COMPANY
Condensed Balance Sheets
(in thousands, except share and par value amounts)

	September 30, 2013	December 31, 2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,700	$3,405
Restricted cash	37	—
Prepaids and other current assets	47	25
Total current assets	10,784	3,430
Equipment and furnishings, net	37	—
	$10,821	$3,430
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$473	$92
Accrued expenses	48	107
Accrued payroll and related expenses	56	17
Total current liabilities	577	216
Commitments
Stockholders’ equity:
Common stock, $ 0.0001 par value; 12,000,000,000 shares authorized, 214,600,860 and 14,267,383 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	21	1
Series C-1[2] Convertible Preferred Stock, $ 0.0001 par value; 11,000 shares authorized, 7,081 and 5,792 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	7,081	5,792
Series C-2[2] Convertible Preferred Stock, $ 0.0001 par value; 22,000 shares authorized, zero and 500 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	—	500
Series D-1[2] Convertible Preferred Stock, $ 0.0001 par value; 5,134 shares authorized, zero and 4,615 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	—	4,615
Series F Convertible Preferred Stock, $ 0.0001 par value; 10,000 shares authorized, 3,250 and zero shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	3,250	—
Additional paid-in capital	458,796	439,672
Accumulated deficit	(458,904)	(447,366)
Total stockholders’ equity	10,244	3,214
	$10,821	$3,430

Forward Looking Statement Safe Harbor

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from these forward-looking statements. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company's filings with the U.S. Securities and Exchange Commission (“SEC”), all of which are available free of charge on the SEC's web site http://www.sec.gov. These risks include, but are not limited to, risks relating to the development of GCS-100 and LJPC-501, the success and timing of future preclinical and clinical studies of these compounds, and potential indications for which GCS-100 and LJPC-501 may be developed. Subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in the Company's reports filed with the SEC. The Company expressly disclaims any intent to update any forward-looking statements.

Company Contact

George F. Tidmarsh, M.D., Ph.D.
President & Chief Executive Officer
La Jolla Pharmaceutical Company
Phone: (858) 207-4264
Email: GTidmarsh@ljpc.com

and

Chester S. Zygmont, III
Director of Finance
La Jolla Pharmaceutical Company
Phone: (858) 207-4262
Email: czygmont@ljpc.com